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                                                              EXHIBIT 10.65


                                  HCMI
              Heartland Communications & Management, Inc.

Target Marketing Concepts on the Leading Edge


HCMI, a communications and management company, will identify and exploit profitable "niche market" opportunities in the rapidly developing world of broadcasting, print and on-line media, and provide marketing/communication counsel to clients and venture partners in all those media. In broadcasting, the company will focus on AM radio station operations and the production of talk and information programming; in publishing, on the development of demographically targeted editorial/advertising supplements for newspaper publishers; in Cyberspace, and in the more convential marketplace, on assisting clients and venture partners in the development of effective communication strategies. The Company believes these target marketing concepts position HCMI on the leading edge for the 21st century.

RADIO OPERATIONS

Despite unprecedented investment in local radio outlets in the past year, the AM segment of the $11.5 billion radio broadcasting industry remains undervalued as an investment opportunity and under-served by programmers. News/Talk Radio has been the only programming format on AM stations to consistently perform profitably.

HCMI's radio network will develop, produce and market programming designed to meet the expanding and varied needs of local AM broadcasters for thoughtful news and information content and it will acquire, format and operate stations to meet the unmet needs of growing ethnic audience groups.


NEWSPAPER SUPPLEMENTS

Today, lucrative demographic market segments are often difficult and expensive for advertisers to reach effectively.

The American teens market is one such attractive segment. Teens spend $60 billion a year and influence more than $160 billion in purchases, according to ADWeek's Guide to Media, 1995, and a 1992 study by Find/SVP.

Advertisers prize, but have limited ability to impact, this market cost-effectively. HCMI is developing a magazine for teens which will cost-effectively bring teen-oriented information and name brand advertising to young people across America and has additional niche market editorial products under development.

NEW MEDIA

Using the same niche or target marketing approaches, HCMI will assist contract clients and venture partners in the development of communication strategies which bridge the gap between the conventional and the new, on-line media.

For established consumer marketers and new enterprises alike, the rapidly-expanding media landscape offers expensive and risky new opportunities, but opportunities which cannot safely be ignored.

Drawing on the extensive media and marketing experience of its staff and its corps of advisors, HCMI will provide expert evaluation of new media opportunities and counsel on strategies for their effective use.


               Innovation   n   Creativity   n   Experience     HCMI


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                         RADIO: "New Look" Medium

         Informative.  Enlightening.  Entertaining. Profitable.

Radio is becoming as diverse an industry as the audiences it serves. As such, it is perfectly positioned as the broadcast medium able to serve the niche advertising markets of the 21st Century. HCMI's Heartland Radio Network (HRN) is pursuing a two-pronged strategy to establish a stake in this remarkable, post-deregulation industry. First, it will develop innovative national programming for syndicated distribution to cost-conscious AM broadcasters. And, second, it will invest, through its ATB Productions, L.L.C. affiliate, in the acquisition of radio stations in specially-targeted geographic markets.

ATB currently contributes to the production of four nationally-distributed talk/information programs, and has several others under development, including one innovatively linked to a national retail products catalog operation. Heartland Radio Network (HRN) is marketing these shows to more than 140 radio stations across the country and to potential advertisers. The shows focus on diverse subjects, including politics, travel, entrepreneurship, international investment and the American music industry and are beamed to local station affiliates by the Talk America and United Broadcasting networks. Revenues from these programming and marketing activities come in the form of production and talent fees as well as advertising and retail product sales.

HRN is also assisting ATB Productions become an owner and operator of radio stations. ATB Media, Inc. (a new subsidiary of ATB Productions) is acquiring distressed stations, typically AM licensees in outlying areas of major markets, moving or re-orienting their transmission equipment to more advantageous locations and then re-formatting the stations to serve multi-lingual audience segments. The stations avoid costly investment in talent and marketing staff in favor of selling block airtime to programming entrepreneurs who sell advertising in their programs to the niche audiences they serve. At this writing, ATB Media has acquired or is in the process of acquiring four stations and is operating a fifth under lease contract, in the Houston, Los Angeles and Seattle markets.

The potential to leverage an ownership position in AM radio stations is considerable, in both the near- and far-term, and multi-market ownership opportunities are abundant under the Telecommunications Reform Act of 1996.

A new tower means a stronger signal
for KHPY Radio in Moreno Valley, California.

"Newsmaker" host Mike Foudy on the air with producer
Brad Niemcek and guest Durga Pokhrel.

RADIO NETWORK


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A Magazine for Teens

An innovative, unique concept to reach the critical teen market


Sample cover from successful market test.

There are nearly 40 million teens in America. While electronic means, such as MTV, reach many teens, there has never been one national print publication to effectively reach this large and lucrative audience.



Weekly editions will be electronically transmitted to local newspapers for distribution.

HCMI's magazine for teens will be an up-tempo publication with sports, fashions, entertainment and other features geared to today's teen lifestyle and interests.

The teen magazine will be a potentially wider reaching and more interactive medium than any existing high school student-oriented publication or TV/cable programming. It will offer advertising coupons empowering teens to save on their favorite brands.

National advertisers to be targeted are companies such as Coca Cola, Blockbuster, Taco Bell, Pepsi, Levi's, McDonald's and others which recognize the value of establishing early customer loyalty.

Distributed by existing newspapers and organizations, HCMI believes this approach will enable the magazine to establish readership quickly.



Xpress Ventures' Gerald Garcia, implemented the first successful test of the teen magazine concept.

While the publication will be created at HCMI's national headquarters and feature national advertising, subscribing newspapers can add local editorial content and advertising, making it an even more financially lucrative product.

HCMI believes its design, content and national brand coupons will make its teen magazine a publication that America's youth will look forward to receiving every week.


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                                 Other HCMI Concepts

Acquisitions

  HCMI has devised a growth strategy that blends development of already existing operations and/or operational plans with carefully selected media industry acquisitions. The combination of internal growth and strategic acquisitions can result in a collection of operations with not only individual profit potential but a portfolio of media opportunities whose synergy is of special appeal to advertisers. Acquisition candidates may include radio programs, program networks or their production and satellite transmission infrastructures.

Management

  The Company believes its management and marketing services will be an expanding component in the future. As the Company markets its radio programs and print products, personnel hired to develop those activities (or brought into the Company through acquisitions) will complement its existing personnel and give the Company added strength in its talent pool. That talent can then provide synergistic and targeted opportunities to the Company's core businesses and the cross-marketing concepts across local media.

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HCMI Speciality Communications for the 21st Century


For information on investing in HCMI and a copy of our prospectus, please fill in this card and mail to: Northridge Capital Corporation, 625 Colonial Park Drive, #102, Roswell, GA 30075


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